EXHIBIT 10(viii)

McCORMICK & COMPANY, INCORPORATED

DEFERRED COMPENSATION PLAN

Effective January 1, 2000

Purpose

This Plan is maintained for the purpose of providing Participants an opportunity to defer compensation that would otherwise be currently payable to such Participants.  This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Income Retirement Security Act of 1974, as amended.

ARTICLE 1

Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated:

1.1           “Account Balance” shall mean, as of any given date called for under the Plan, the sum of the following: (i) the balance of the Participant’s Deferral Contribution Account, and (ii) the balance of the Participant’s Discretionary Contribution Account, as such accounts have been adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions, in accordance with Article 3 of the Plan.

1.2           “Base Annual Salary” shall mean the base annual compensation payable to a Participant by an Employer for services rendered during a Plan Year, (i) excluding Bonuses, commissions, director fees and other additional incentives and awards payable to the Participant, but (ii) before reduction for any Elective Deductions.  With respect to directors of the Company who are not employees of the Company or any Employer, Base Annual Salary shall mean the director fees payable to such individuals.

1.3           “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated (or deemed designated) by the Participant in accordance with Article 10, to receive the Participant’s undistributed Vested Account Balance in the event of the Participant’s death.

1.4           “Beneficiary Designation Form” shall mean the document prescribed by the Committee to be used by the Participant to designate his Beneficiary for the Plan.

1.5           “Benefit Distribution Date” shall mean the date distribution of the Participant’s Vested Account Balance is triggered and it shall be deemed to occur as of the date on which the Participant’s employment terminates for any reason whatsoever, including but not limited to death or Disability.  If the Participant’s employment terminates due to Retirement, his Benefit Distribution Date shall be deemed to occur as of the January 1 following such Participant’s Retirement.  In the event the Benefit Distribution Date is triggered due to:  (i) Termination of Employment, the Participant’s Vested Account Balance shall be payable pursuant to Article 6; (ii) Retirement, the Participant’s Vested Account Balance shall be payable pursuant to Article 7; (iii) pre-retirement death, the Participant’s Vested Account Balance shall be payable pursuant to Article 8; and (iv) a Disability, the Participant’s Vested Account Balance shall be payable pursuant to Article 9.

1.6           “Board” shall mean the board of directors of the Company.

1.7           “Bonus” shall mean the amounts payable to a Participant during a Plan Year under any bonus or incentive plan or arrangement sponsored by an Employer, before reduction for any Elective Deductions, but excluding commissions, stock-related awards and other non-monetary incentives.

1.8           “Change in Control” shall mean the earliest to occur of the following events:

(a)           The consummation of any transaction or series of transactions as a result of which any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than an “Excluded Person” (as hereinafter defined) has or obtains ownership or control, directly or indirectly, of fifty percent (50%) or more of the combined voting power of all securities of the Company or any successor or surviving corporation of any merger, consolidation or reorganization involving the Company (the “Voting Securities”).  The term “Excluded Person” means any one or more of the following:  (i) the Company or any majority-owned subsidiary of the Company, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any majority-owned subsidiary of the Company, (iii) any Person who as of the initial effective date of this Plan owned or controlled, directly or indirectly, ten percent (10%) or more of the then outstanding Voting Securities, or any individual, entity or group that was part of such a Person;

(b)           A merger, consolidation or reorganization involving the Company as a result of which the holders of Voting Securities immediately before such merger, consolidation or reorganization do not immediately following such merger, consolidation or reorganization own or control, directly or indirectly, at least fifty percent (50%) of the Voting Securities in substantially the same proportion as their ownership or control of the Voting Securities immediately before such merger, consolidation or reorganization; or

(c)           The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a majority-owned subsidiary of the Company).

1.9           “Claimant” shall mean the person or persons described in Section 15.1 who apply for benefits or amounts that may be payable under the Plan.

1.10         “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority.

References to the Code shall include references to any successor section or provision of the Code.

1.11         “Committee” shall mean the committee described in Article 13 which shall administer the Plan.

1.12         “Company” shall mean McCormick & Company, Incorporated, a Maryland corporation, and any successor or assigns.

1.13         “Contributions” shall collectively refer to any and all Deferral Contributions and Discretionary Contributions, as such terms have been defined herein.

1.14         “Deferral Contribution” shall mean the aggregate amount of Base Annual Salary or Bonus deferred by a Participant during a given Plan Year in accordance with the terms of the Plan and the Participant’s Election Form and credited to the Participant’s Deferral Contribution Account.  Deferral Contributions shall be deemed to be made to the Plan by the Participant on the date the Participant would have received such compensation had it not been deferred pursuant to the Plan.

1.15         “Deferral Contribution Account” shall mean a Participant’s aggregate Deferral Contributions, as well as any appreciation (or depreciation) specifically attributable to such Deferral Contributions due to Investment Adjustments,  reduced to reflect all prior distributions and withdrawals.  The Deferral Contribution Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan.  The Deferral Contribution Account shall not be, constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes, and amounts credited thereto shall not be considered “plan assets” for ERISA purposes.  The Deferral Contribution Account merely provides a record of the bookkeeping entries relating to the benefits that the Employer intends to provide Participant and shall thus reflect a mere unsecured promise to pay such amounts in the future.

1.16         “Disability” shall mean a period of disability during which a Participant qualifies for disability benefits under his Employer’s short-term or long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for disability benefits had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee.

1.17         “Disability Benefit” shall mean the benefit set forth in Article 9.

1.18         “Discretionary Contribution” shall mean the aggregate amounts, if any, credited by the Employer under the Plan on the Participant’s behalf during a given Plan Year.  Such Discretionary Contributions shall be credited to the Participant’s Discretionary Contribution Account as of the date determined appropriate by the applicable Employer, in its sole discretion.  The amount of any Participant’s Discretionary Contribution shall be determined by the applicable Employer in its sole discretion.

1.19         “Discretionary Contribution Account” shall mean a Participant’s aggregate Discretionary Contributions, as well as any appreciation (or depreciation) specifically attributable to such Discretionary Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals. The Discretionary Contribution Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan.  The Discretionary Contribution Account shall not be, constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes, and amounts credited thereto shall not be considered “plan assets” for ERISA purposes.  The Discretionary Contribution Account merely provides a record of the bookkeeping entries relating to the benefits that the Employer intends to provide Participant and shall thus reflect a mere unsecured promise to pay such amounts in the future.

1.20         “Election Form” shall mean the document required by the Committee to be submitted by a Participant, on a timely basis, which specifies (i) the amount of Base Annual Salary and/or Bonus the Participant elects to defer from a given Plan Year and (ii) the portion (if any) of Deferral Contributions that shall be distributable upon an Interim Distribution Date rather than the Benefit Distribution Date.  The Election Form must be submitted by the immediately preceding September 30th in order to be deemed timely for the following Plan Year, provided that the Election Form must be submitted by November 15, 1999 in order to be timely for the Plan Year beginning January 1, 2000.  An Election Form shall be effective only with respect to (i) Base Annual Salary earned in the Plan Year to which the Election Form applies and (ii) Bonuses not payable by the Employer before the first day of such Plan Year.  If a Participant fails to submit an Election Form with respect to a Plan Year or fails to submit such form on a timely basis, the Participant shall not make Deferral Contributions during the Plan Year nor be entitled to Discretionary Contributions attributable to the Plan Year.

1.21         “Elective Deductions” shall mean those deductions from a Participant’s Base Annual Salary or Bonus for amounts voluntarily deferred or contributed by the Participant pursuant to any qualified or non-qualified deferred compensation plan, including, without limitation, amounts deferred pursuant to Code Sections 125, 402(e)(3) and 402(h), to the extent that all such amounts would have been payable to the Participant in cash had there been no such deferral or contribution.

1.22         “Employer” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that (i) have been selected by the Board to participate in the Plan and (ii) have affirmatively adopted the Plan.

1.23         “Enrollment Forms” shall mean the Participation Agreement, the initial Election Form, the Retirement Benefit Distribution Form and any other forms or documents which may be required of a Participant by the Committee, in its sole discretion, prior to and as a condition of participating in the Plan.

1.24         “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority.  References herein to any section of ERISA shall include references to any successor section or provision of ERISA.

1.25         “Financial Emergency” shall mean an unanticipated emergency or severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, a loss of the Participant’s property due to casualty, or such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The circumstances that constitute an unforeseeable emergency will be determined by the Committee in its sole discretion and shall depend upon the facts of each case, provided that a Financial Emergency shall not be deemed to exist to the extent that such hardship is or may be relieved;

(i)            through reimbursement or compensation by insurance or otherwise,

(ii)           by liquidation or the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii)          by cessation of Deferral Contributions under the Plan, provided that this clause (iii) shall not apply for purposes of Section 4.1.

By way of example, the need to send a Participant’s child to college or the desire to purchase a home shall not be considered a Financial Emergency.  As a further example, a Financial Emergency that may be relieved by cessation of Deferral Contributions shall be considered to be a Financial Emergency until such time as it is or could be relieved by cessation of Deferral Contributions or by other means.

1.26         “Hypothetical Investment” shall mean an investment fund or benchmark made available to Participants by the Committee for purposes of valuing amounts credited under the Plan.  Hypothetical Investment shall also mean Common Stock of the Company (“Stock”).

1.27         “Interim Distribution Date” shall mean the first day of any calendar year, selected by the Participant, upon which the designated portion of Deferral (as well as any appreciation or depreciation of such amounts due to Investment Adjustments) attributable to a given Plan Year shall be distributed in a lump sum payment.  Notwithstanding the prior sentence, in no event shall a Participant be permitted to select a date that is less than four (4) years from the date the election is made.

1.28         “Investment Adjustment(s)” shall mean any appreciation credited to (as income or gains) or depreciation deducted from (as expenses or losses) a Participant’s Deferral Contribution Account and/or Discretionary Contribution Account, in accordance with such Participant’s selection of Hypothetical Investments pursuant to the Participant’s Investment Allocation Form(s) and/or Investment Re-Allocation Form(s).

1.29         “Investment Allocation Form” (i) shall apply with respect to those Deferral Contributions and Discretionary Contributions made to the Plan after the effective date of the Investment Allocation Form but prior to the effective date of a timely filed subsequent Investment Allocation Form and (ii) shall determine the manner in which such Deferral

Contributions and/or Discretionary Contributions shall be initially allocated by the Participant among the various Hypothetical Investments within the Plan. A new Investment Allocation Form may be submitted by the Participant in electronic or telephonic format, at such times as the Committee shall permit, provided that such new Investment Allocation Form is submitted in a timely manner.  An Investment Allocation Form shall be deemed timely if submitted in accordance with the procedures and deadlines established by the Committee.

1.30         “Investment Re-allocation Form” shall re-direct the manner in which earlier Deferral Contributions and/or Discretionary Contributions, as well as any appreciation (or depreciation) to-date, are invested within the Hypothetical Investments (except Stock) available in the Plan. An Investment Re-Allocation Form may be submitted by the Participant in electronic or telephonic format, at such times as the Committee shall permit, with respect to the balance of the (i) Deferral Contribution Account and/or (ii) Discretionary Contribution Account, at such time, provided that such Investment Re-Allocation Form is submitted in a timely manner.  An Investment Re-Allocation Form shall be deemed timely if submitted in accordance with the procedures and deadlines established by the Committee.

1.31         “Leave of Absence” shall mean an authorized unpaid leave of absence from employment with the Company or the Employer.

1.32         “Participant” shall mean any employee or member of the Board (i) who is selected to participate in the Plan in accordance with Section 2.1, (ii) who elects to participate in the Plan, (iii) who signs the applicable Enrollment Forms (and other forms required by the Committee) on a timely basis, and (iv) whose signed Enrollment Forms (and other required forms) are accepted by the Committee.

1.33         “Participation Agreement” shall mean the separate written agreement entered into by and between the Employer and the Participant, which shall indicate the Participant’s intent to defer compensation subject to the terms of the Plan and the Participation Agreement.

1.34         “Plan” shall mean the McCormick & Company, Incorporated Deferred Compensation Plan, which shall be evidenced by this instrument, each Participation Agreement and each Enrollment Form, as they may be amended from time to time.

1.35         “Plan Year” shall mean the initial period beginning on January 1, 2000 and ending on December 31, 2000.  Thereafter, the term “Plan Year” shall mean the period beginning on January 1 of each year and ending December 31.  Accordingly, Plan quarters shall commence on January 1, April 1, July 1 and October 1 of each year.

1.36         “Retirement,” “Retires” or “Retired” shall mean, with respect to an Employee, severance from employment from any and all Employers for any reason other than an authorized leave of absence, Disability, death or for cause termination on or after the earlier of the attainment of (i) age sixty-five (65) or (ii) age fifty-five (55) and at least one (1) year of service.  Solely for the purposes of this Section 1.36, the term “Employers” shall include all subsidiaries and other affiliates of the Company as determined by the Committee in its sole discretion.

1.37         “Retirement Benefit” shall mean the benefit set forth in Article 7.

1.38         “Retirement Benefit Distribution Form” shall mean the document, executed by the Participant, which specifies the manner in which the Participant shall have the balance of his accounts distributed in the event his Benefit Distribution Date is triggered due to such Participant’s Retirement from the Employers.  The Participant shall elect to receive the Retirement Benefit in a lump sum or in substantially equal annual payments over a period of 5, 10, 15 or 20 years.  The Retirement Benefit Distribution Form must be provided to the Committee along with all other Enrollment Forms, pursuant to Article 2, prior to participating in the Plan. Notwithstanding the preceding provisions of this Section, the Participant may submit a subsequent Retirement Benefit Distribution Form in order to change the form of distribution, provided that such form shall be effective only if (i) it is submitted at least thirteen (13) months prior the Participant’s actual Benefit Distribution Date and (ii) it is approved by the Committee, in its sole discretion.

1.39         “Termination Benefit” shall mean the benefit set forth in Article 6.

1.40         “Termination of Employment” shall mean the voluntary or involuntary severing of employment, with any and all Employers, for any reason other than an authorized leave of absence, Retirement, Disability, or death. Solely for the purposes of this Section 1.40, the term “Employers” shall include all subsidiaries and other affiliates of the Company as determined by the Committee in its sole discretion.

1.41         “Trust” shall mean a grantor trust of the type commonly referred to as a “rabbi trust” created to hold assets to be used to provide benefits under the Plan.

1.42         “Vested Account Balance” shall mean, as of any given measurement date called for under the Plan, the sum of the following:  (i) the balance of the Participant’s Deferral Contribution Account and (ii) the balance of the Participant’s Discretionary Contribution Account, as such accounts have been adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions, in accordance with Article 3 of the Plan and the Participation Agreement.

1.43         “Years of Service” shall mean the total number of twelve (12) month periods during which a Participant has been continuously employed by one or more Employers.

ARTICLE 2

Eligibility, Selection, Enrollment

2.1           Eligibility, Selection by Committee.  Those employees of an Employer who are in Grade 15 or above or non-employee members of the Board who are (i) in the case of an employee, determined by the Company (or Employer, as applicable) to be includable in a select group of management or highly compensated employees of the applicable Employer, (ii) specifically chosen by the applicable Employer to participate in the Plan, and (iii) approved for such participation by the Committee, in its sole discretion, shall be eligible to participate in the Plan subject to the enrollment requirements described in Section 2.2.  As used herein, the term “employee” shall include a member of the Board who is not employed by the Company.

2.2           Enrollment Requirements. Each employee deemed eligible to participate in the Plan pursuant to Section 2.1, shall, as a condition to participating in the Plan,  complete and return to the Committee all of the required Enrollment Forms, on a timely basis.  In addition, the Committee shall in its sole discretion, establish such other enrollment requirements necessary for continued participation in the Plan.

2.3           Commencement of Participants.  If a Participant has met all enrollment requirements set forth in this Plan and required by the Committee, including returning the Enrollment Forms and other required documents to the Committee within the specified time period, the Participant’s participation shall commence as of the date established by the Committee in its sole discretion.  If a Participant fails to meet all such requirements within the specified time period with respect to any Plan Year, the Participant shall not be eligible to participate during that Plan Year.

ARTICLE 3

Deferral Contributions, Discretionary Contributions

Investment Adjustments, Taxes and Vesting

3.1           Deferral Contributions.

(a)           Election to Defer.  A Participant may elect to defer the receipt of amounts payable to the Participant, in the form of Base Annual Salary and/or Bonus, during any Plan Year.  The Participant’s intent to defer shall be evidenced by a Participation Agreement and annual Election Form, both completed and submitted to the Committee in accordance with such procedures and time frames as may be established by the Committee in its sole discretion.  Amounts deferred by a Participant with respect to a given Plan Year shall be referred to collectively as Deferral Contributions and shall be credited to a Deferral Contribution Account established in the name of the Participant.

(b)           Components of Deferral Contributions.

(i)            Base Annual Salary.  A Participant may designate a percentage to be deducted from his Base Annual Salary.  Such amount shall be deducted in substantially equal installments, from each regularly scheduled payment of Base Annual Salary.

(ii)           Bonus.  A Participant may designate a fixed dollar amount, a percentage, or a percentage above a fixed dollar amount to be deducted from his Bonus. If a fixed dollar amount is designated by the Participant to be deducted from any Bonus payment and such fixed dollar amount exceeds the Bonus actually payable to the Participant, the entire amount of such Bonus shall be deducted.

(iii)          Directors’ Fees.  A Participant may designate a percentage to be deducted from his directors’ fees.  Such amounts shall be deducted in substantially equal installment, from each regularly scheduled payment of directors’ fees.

(c)           Minimum Deferral.  For any Plan Year, the Committee may permit a Participant to elect to defer, pursuant to an Election Form, one or more of the following forms of compensation in the following minimum percentages:

Deferral	Minimum Percentage

Base Annual Salary	10%
Bonus	10%
Directors’ Fees	10%

If an Election Form is submitted which would yield less than the stated minimum amounts, the amount deferred shall be zero.

(d)           Maximum Deferral.  For any given Plan Year the Committee may permit a Participant to defer, pursuant to an Election Form, one or more of the following forms of compensation up to the following maximum percentages:

Deferral	Maximum Percentage

Base Annual Salary	80%
Bonus	90%
Directors’ Fees	100%

3.2           Selection of Hypothetical Investments.  The Participant shall, via his Investment Allocation Form(s), as more fully described in Section 1.29, and his Investment Re-Allocation Form(s), as more fully described in Section 1.30, select one or more Hypothetical Investments among which his various contributions shall be distributed.  At the beginning of each Plan Year, the Committee shall provide the Participant with a list of Hypothetical Investments available. From time to time, in the sole discretion of the Committee, the Hypothetical Investments available within the Plan may be revised. All Hypothetical Investment selections must be denominated in whole percentages unless the Committee determines that lower increments are acceptable.  A Participant may make changes in his selected Hypothetical Investments (except Stock) on a daily basis via submission of a new Investment Allocation Form, as described in and subject to the language of Section 1.29 or submission of a new Investment Re-Allocation Form, as described in and subject to the language of Section 1.30.  Once a Participant makes an allocation with respect to Stock, the Participant may not either increase or decrease the percentage allocated to Stock.

3.3           Discretionary Contributions.  A Participant may be credited with Discretionary Contributions for any Plan Year in which such amounts are declared by the applicable Employer with respect to the Participant. Such Discretionary Contributions shall be credited to a Discretionary Contribution Account in the name of the Participant. The applicable Employer shall have sole discretion to determine with respect to each Plan Year and each Participant  (i) whether any Discretionary Contribution was declared with respect to the Participant and (ii) the amount of such Discretionary Contribution.

3.4           Adjustment of Participant Accounts.  While a Participant’s accounts do not represent the Participant’s ownership of, or any ownership interest in, any particular assets, the Participant’s accounts shall be adjusted in accordance with the Hypothetical Investment(s) chosen by the Participant on his (i) Investment Allocation Form or (ii) Investment Re-Allocation Form, subject to the conditions and procedures set forth herein or established by the Committee from time to time.  Any cash earnings generated under a Hypothetical Investment (such as hypothetical interest and cash dividends) shall, at the Committee’s sole discretion, either be deemed to be reinvested in that Hypothetical Investment or reinvested in one or more other Hypothetical Investment(s) designated by the Committee.  All notional acquisitions and dispositions of Hypothetical Investments that occur within a Participant’s accounts, pursuant to the terms of the Plan, shall be deemed to occur at such times as the Committee shall determine to be administratively feasible in its sole discretion and the Participant’s accounts shall be adjusted accordingly.  Accordingly, if a distribution or re-allocation must occur pursuant to the terms of the Plan and all or some portion of the Account Balance must be valued in connection such distribution or re-allocation (to reflect Investment Adjustments), the Committee may in its sole discretion, unless otherwise provided for in the Plan, select a date or dates that shall be used for valuation purposes.  Notwithstanding anything to the contrary, any Investment Adjustments made to any Participants’ accounts following a Change in Control shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Change in Control.

3.5           Withholding of Taxes.

(a)           Annual Withholding from Compensation.  For any Plan Year in which Deferral Contributions are credited under the Plan, the Employer shall withhold the Participant’s share of FICA and other employment taxes from the portion of the Participant’s Base Annual Salary and/or Bonus not deferred.  If deemed appropriate by the Committee, the Committee may reduce the amount deferred pursuant to the Participant’s Election Form where necessary to facilitate compliance with applicable withholding requirements.

(b)           Withholding from Benefit Distributions.  The Participant’s Employer (or the trustee of the Trust, as applicable), shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer (or the trustee of the Trust, as applicable), in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer (or the trustee of the Trust, as applicable).

3.6           Vesting.  The Participant shall at all times be one hundred percent (100%) vested in all Deferral Contributions and Discretionary Contributions adjusted to reflect any appreciation (or depreciation) specifically attributable to such contributions due to Investment Adjustments.

ARTICLE 4

Suspension of Deferrals

4.1           Financial Emergencies.  If a Participant experiences a Financial Emergency, the Participant may petition the Committee to suspend any deferrals required to be made by the Participant pursuant to his current Election Form.  The Committee shall determine, in its sole discretion, whether to approve the Participant’s petition.  If the petition for a suspension is approved, suspension shall commence upon the date of approval and shall continue until the earlier of (i) the end of the Plan Year or (ii) the date the Financial Emergency ceases to exist, as determined by the Committee in its sole discretion.  The Participant’s eligibility for Discretionary Contributions shall be similarly suspended.

4.2           Disability.  From and after the date that a Participant is deemed to have suffered a Disability, any current Election Form of the Participant shall automatically be suspended, and no further deferrals shall be required to be made by the Participant pursuant to his current Election Form. The Participant’s eligibility for Discretionary Contributions shall be similarly suspended.

4.3           Leave of Absence.  If a Participant is authorized by the Participant’s Employer for any reason to take a Leave of Absence, the Participant’s deferrals shall be suspended (as well as his eligibility for Discretionary Contributions) until the earlier of the date the Leave of Absence expires or the Participant returns to a paid employment status.  Upon such expiration or return, deferrals shall resume (as will eligibility for Discretionary Contributions) for the remaining portion of the Plan Year in which the expiration or return occurs, based on the Election Form, if any, made for that Plan Year.  If no election was made for that Plan Year, no deferral shall be withheld.  If a Participant is authorized by the Participant’s Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the appropriate amounts shall continue to be withheld from the Participant’s compensation pursuant to the Participant’s then current Election Form.

ARTICLE 5

Interim and Hardship Distributions

5.1           Interim Distributions.  A Participant may make an advance election, at the time he files any Election Form for a given Plan Year, to have certain amounts (except Stock) payable from his Deferral Contribution Account at an Interim Distribution Date designated by the Participant, instead of payable at the Participant’s Benefit Distribution Date.  Such amount(s) shall be measured on the applicable Interim Distribution Date and shall be payable within thirty (30) days of such Interim Distribution Date.  The Participant’s selection of an Interim Distribution Date must comply with Section 1.27.  Notwithstanding a Participant’s advance election of an Interim Distribution Date or Dates, the amounts that would otherwise be subject to such Interim Distribution Date or Dates shall be distributable upon the Participant’s Benefit Distribution Date (pursuant to Article 6, 7, 8 or 9 as applicable), if such date occurs prior to any Interim Distribution Date.

5.2           Withdrawal in the Event of a Financial Emergency.  A Participant who believes he has experienced a Financial Emergency may request in writing a withdrawal of a portion of his accounts (except Stock) necessary to satisfy the emergency.  The Committee shall determine, in its sole discretion, (i) whether a Financial Emergency has occurred, (ii) the amount reasonably required to satisfy the Financial Emergency as well as (iii) the accounts from which the withdrawal shall be made.  If, subject to the sole discretion of the Committee, the petition for a withdrawal is approved, the distribution shall be made within thirty (30) days of the date of approval by the Committee.

ARTICLE 6

Termination Benefit

6.1           Termination Benefit.  If the Participant’s Benefit Distribution Date is triggered due to his Termination of Employment, the Participant shall receive a Termination Benefit and no other benefits shall be payable under the Plan.

6.2           Payment of Termination Benefit.  The Termination Benefit shall be a lump sum payment equal to the Participant’s Vested Account Balance and shall be made no later than thirty (30) days after the occurrence of the Participant’s Benefit Distribution Date.

6.3           Death Prior to Payment of Termination Benefit.  If a Participant dies after his Termination of Employment but before the Termination Benefit is paid to him, the Participant’s unpaid Termination Benefit shall be paid to the Participant’s Beneficiary within thirty (30) days of the date of the Participant’s death and the receipt by the

Committee of all documents and information deemed by the Committee to be necessary to make the payment.

ARTICLE 7

Retirement Benefit

7.1           Retirement Benefit.  If the Participant’s Benefit Distribution Date is triggered due to his Retirement, the Participant shall receive the Retirement Benefit and no other benefit shall be payable under the Plan.

7.2           Payment of Retirement Benefit.  The Retirement Benefit shall be payable in the form previously selected by the Participant, pursuant to his Retirement Benefit Distribution Form, and shall commence (or be fully paid, in the event a lump-sum form of distribution was selected) no later than thirty (30) days after the Participant’s Benefit Distribution Date. If the Retirement Benefit is paid in installments, the initial installment shall be based on the value of the Participant’s Account Balance, measured on his Benefit Distribution Date and shall be equal to 1/n (where ‘n’ is equal to the total number of annual benefit payments not yet distributed).  Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date.

7.3           Death Prior to Completion of Retirement Benefit.

If a Participant dies after Retirement but before the Retirement Benefit has commenced or been paid in full, the Participant’s unpaid Retirement Benefit payments shall be paid to the Participant’s Beneficiary in a lump sum, equal to the Participant’s remaining Vested Account Balance.  Such lump-sum payment shall be made within thirty (30) days of the date of the Participant’s death and the receipt by the Committee of all documents and information deemed by the Committee to be necessary to make the payment.

ARTICLE 8

Pre-Retirement Death Benefit

8.1           Pre-Retirement Death Benefit. If the Participant’s Benefit Distribution Date is triggered due to his death during employment, the Participant’s Beneficiary shall receive the pre-retirement death benefit described below and no other benefits shall be payable under the Plan.

8.2           Payment of Pre-Retirement Death Benefit.  The pre-retirement death benefit shall be a lump-sum payment equal to the Participant’s Vested Account Balance and shall be made no later than thirty (30) days after the occurrence of the Participant’s Benefit Distribution Date and the receipt by the Committee of all documents and information deemed necessary to make the payments.

ARTICLE 9

Disability Benefit

9.1           Disability Benefit.  A Participant suffering a Disability that is found to be total and permanent shall receive a Disability Benefit equal to his Vested Account Balance.  Subject to Article 5, the Disability Benefit shall be paid in a lump sum within thirty (30) days of the Committee’s determination of such Disability, provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid a Retirement Benefit in accordance with Article 7.

ARTICLE 10

Change in Control Benefit

10.1         Change in Control Benefit.  A Participant may elect that upon a Change in Control occurring in the future, the Participant will have his Vested Account Balance paid to him.  In order for such election to be valid, it must be received in the form prescribed by the Committee not less than thirteen (13) months prior to the date of the Change in Control.  Payment of the Vested Account Balance shall be made in a lump sum and shall be made no later than thirty (30) days after the Change in Control.

ARTICLE 11

Beneficiary Designation

11.1         Beneficiary.  Each Participant shall have the right, at any time, to designate a Beneficiary or Beneficiaries to receive, in the event of the Participant’s death, those benefits payable under the Plan.  The Beneficiary(ies) designated under this Plan may be the same as or different from the Beneficiary designation made under any other plan of the Employer.

11.2         Beneficiary Designation; Change; Spousal Consent.  A Participant shall designate his Beneficiary by completing and signing a Beneficiary Designation Form, and returning it to the Committee or its designated agent.  A Participant shall have the right to change his Beneficiary by completing, signing and submitting to the Committee a revised Beneficiary Designation Form in accordance with the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Committee.  Upon acknowledgement by the Committee of a revised Beneficiary Designation Form, all Beneficiary designations previously filed shall be deemed canceled.  The Committee shall be entitled to rely on the last Beneficiary Designation Form both (i) filed by the Participant and (ii) acknowledged by the Committee, prior to his death.

11.3         Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

11.4         No Beneficiary Designation.  If a Participant fails to designate a Beneficiary as provided above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his surviving spouse.  If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the personal representative of the Participant.

11.5         Doubt as to Beneficiary.  If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer (or, if applicable, the trustee of the Trust) to withhold such payments until this matter is resolved to the Committee’s satisfaction.

11.6         Discharge of Obligations.  The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and the Participant’s Participation Agreement shall terminate upon such full payment of benefits.

ARTICLE 12

Termination, Amendment or Modification

12.1         Termination.  Although the Employers anticipate that they will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future.  Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and to terminate the Plan, at any time, with respect to its participating employees by action of its board of directors.  Upon the termination of the Plan with respect to any Employer, the Vested Account of each affected Participant shall be paid to the Participant or, in the case of the Participant’s death, to the Participant’s Beneficiary, in a lump sum notwithstanding any elections made by the Participant, and the Participation Agreements relating to each of the Participant’s accounts shall terminate upon full payment of such Vested Account Balance.

12.2         Amendment.  The Company may, at any time, amend or modify the Plan in whole or in part with respect to any or all Employers; provided that (i) no amendment or modification shall decrease or restrict the value of a Participant’s Vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, calculated as if the Participant had Retired as of the effective date of the amendment or modification, and (ii) except as specifically provided in Section 11.1, after a Change in Control, no amendment or modification shall adversely affect the vesting, calculation or payment of benefits hereunder to any Participant or Beneficiary or diminish any other rights or protections any Participant or Beneficiary would have had, but for such amendment or modification, unless such affected Participant or Beneficiary consents in writing to such amendment.

12.3         Effect of Payment.  The full payment of the applicable benefit under the provisions of the Plan shall completely discharge all obligations to a Participant and his Beneficiaries under this Plan and each of the Participant’s Participation Agreement shall terminate.

ARTICLE 13

Administration

13.1         Committee Duties.  This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint.  Members of the Committee may be Participants in this Plan.  The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.  Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by Participant or an Employer.

13.2         Agents.  In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

13.3         Binding Effect of Decisions.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated by the Committee hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

13.4         Indemnity of Committee.  All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in case of willful misconduct by the Committee or any of its members or any such employee.

13.5         Employer Information.  To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the

Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

ARTICLE 14

Other Benefits and Agreements

The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer.  The Plan shall supplement and shall not supersede, modify or amend any other such plan or programs except as may otherwise be expressly provided.

ARTICLE 15

Claims Procedures

15.1         Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within thirty (30) days after such notice was received by the Claimant.  The claim must state with particularity the determination desired by the Claimant.  All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

15.2         Notification of Decision.  The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(a)           that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)           that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and in that event, such notice shall set forth in a manner calculated to be understood by the Claimant:

(i)                                     the specific reason(s) for the denial of the claim, or any part of it;

(ii)                                  specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)                               a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)                              an explanation of the claim review procedure set forth in Section 15.3 below.

15.3         Review of a Denied Claim.  Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a)           may review pertinent documents;

(b)           may submit written comments or other documents; and/or

(c)           may request a hearing, which the Committee, in its sole discretion, may grant.

15.4         Decision on Review.  The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within one hundred twenty (120) days after such date.  Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)           specific reasons for the decision;

(b)           specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)           such other matters as the Committee deems relevant.

ARTICLE 16

Trust

16.1         Establishment of the Trust.  The Company may utilize one or more Trusts to which the Employers may transfer such assets as the Employers determine in their sole discretion to assist in meeting their obligations under the Plan.

16.2         Interrelationship of the Plan and the Trust.  The provisions of the Plan and the Participation Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.

16.3         Distributions From the Trust.  Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Agreement.

ARTICLE 17

Miscellaneous

17.1         Status of Plan.  The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA.  The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.  All Participant accounts and all credits and other adjustments to such Participant accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan.  No Participant accounts, credits or other adjustments under the Plan shall be interpreted as an indication that any benefits under the Plan are in any way funded.

17.2         Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer.  For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets, shall be, and shall remain, the general, unpledged unrestricted assets of the Employer.  Any Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.3         Employer’s Liability.  An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Participation Agreement, as entered into between the Employer and a Participant.  An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his Participation Agreement.

17.4         Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in actual receipt, the amount, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  Except as required by law, no part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

17.5         Not a Contract of Employment.  The terms and conditions of this Plan and the Participation Agreement shall not be deemed to constitute a contract of employment between any Employer and the Participant.  Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise provided in a written employment agreement.  Nothing in this Plan or any Participation Agreement shall be deemed to give a Participant the right to be retained in the service of any Employer as an employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6         Furnishing Information.  Each Participant and Beneficiary shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

17.7         Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8         Captions.  The captions of the articles, sections or paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9         Governing Law. The provisions of this Plan shall be construed and interpreted according to ERISA and the internal laws of the State of Maryland without regard to its conflicts of laws principles, to the extent not preempted by ERISA.

17.10       Notice.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

McCormick & Company, Incorporated

18 Loveton Circle

Sparks, Maryland 21152

Attn:  Vice President – Human Relations

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11       Successors.  The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns, the Participant, the Participant’s Beneficiaries and their successors and assigns.

17.12       Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.13       Incompetent.  If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.14       Distribution in the Event of Taxation.  If, for any reason, all or any portion of a Participant’s benefit under this Plan becomes includable in the Participant’s gross income for Federal income tax purposes prior to receipt of such benefit, the Participant may petition the Committee for a distribution of that portion of his benefit that has become taxable.  Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Participant’s Employer shall immediately distribute to the Participant funds in an amount equal to the taxable portion of his benefit (which amount shall not exceed the Participant’s unpaid Vested Account Balance under the Plan).  If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted.  Such a distribution shall correspondingly reduce the benefits with respect to the Participant under this Plan.

17.15       Insurance.  The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose.  The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

IN WITNESS WHEREOF, this Plan document has been executed on behalf of the Company as of November 1, 1999.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Karen D. Weatherholtz
Name:	Karen D. Weatherholtz
Title:	Senior Vice President – Human Relations

McCORMICK & COMPANY, INCORPORATED
DEFERRED COMPENSATION PLAN
AMENDMENT NO. 1

This Amendment No.1 to the McCormick & Company, Incorporated Deferred Compensation Plan (the “Plan”) is made this 29th day of August, 2000.

WHEREAS, various proposed changes to other Company benefit plans in which Plan Participants participate will become effective December 1, 2000, but have not been finalized and communicated to employees of the Company;

WHEREAS, these changes to benefit plans may impact a Plan Participant’s decision with respect to his or her Deferral Contribution under the Plan for the Plan Year beginning January 1, 2001;

WHEREAS, an extension of the date by which Participants must submit an Election Form with respect to the Plan Year beginning January 1, 2001 will allow Participants to take into account the proposed changes in other benefit plans in the calculation of Deferral Contributions;

WHEREAS, it is advisable to adjust the maximum deferral percentage for bonuses in order to accommodate Company payroll systems;

NOW THEREFORE, pursuant to Section 12.2 of the Plan, the Company hereby amends the Plan as follows:

1.             The period at the end of the second sentence of Section 1.20 is deleted and the following language is inserted at the end of such sentence:

“and provided that the Election Form must be submitted by October 31, 2000 in order to be timely filed for the Plan Year beginning January 1, 2001.”

2.             Beginning with the Plan Year beginning January 1, 2001, Section 3.1(d) is amended by changing the Maximum Percentage for Deferral of Bonus from 90% to 80%.

3.             Each capitalized term used herein shall have the meaning set forth in Article 1 of the Plan.

4.             All other provisions of the Plan remain in full force and effect and are unchanged by this Amendment.

WITNESS the signature of the undersigned as of the date first above written.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Karen D. Weatherholtz
Karen D. Weatherholtz
Senior Vice President – Human Relations

McCORMICK & COMPANY, INCORPORATED
DEFERRED COMPENSATION PLAN

AMENDMENT NO. 2

This Amendment No. 2 to the McCormick & Company, Incorporated Deferred Compensation Plan (the “Plan”) is made this 5th day of September, 2000.

WHEREAS, the Company wishes to expand the eligibility of the Plan to include employees who serve on boards of directors of United States divisions;

NOW THEREFORE, pursuant to Section 12.2 of the Plan, the Company hereby amends the Plan as follows:

1.     Section 2.1 is hereby amended by inserting the words “or who serve on boards of directors of United States divisions of the Company” after the words “who are in Grades 15 or above.”

2.     Each capitalized term used herein shall have the meaning set forth in Article 1 of the Plan.

3.     All other provisions of the Plan remain in full force and effect and are unchanged by this Amendment.

WITNESS the signature of the undersigned as of the date first above written.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Karen D. Weatherholtz
Karen D. Weatherholtz
Senior Vice President – Human Relations

McCORMICK & COMPANY, INCORPORATED

DEFERRED COMPENSATION PLAN

AMENDMENT NO. 3

This Amendment No. 3 to the McCormick & Company, Incorporated Deferred Compensation Plan (the “Plan”) is made this 16th day of May, 2003.

WHEREAS, the Company wishes to allow Plan participants to continue as participants in the Plan following a change in their status which would no longer include them as employees eligible to participate in the Plan;

NOW THEREFORE, pursuant to Section 12.2 of the Plan, the Company hereby amends the Plan as follows:

1.     Section 2.1 is hereby amended by the addition of the following sentence:

An employee who is eligible to participate in the Plan by virtue of his or her service on a board of directors of United States divisions of the Company, and who does participate in the Plan, shall be eligible to continue participation in the Plan even if such employee no longer serves on a board of directors of United States divisions of the Company.

2.     Each of the Capitalized terms used herein shall have the meaning set forth in Article 1 of the Plan.

3.     All other provisions of the Plan remain in full force and effect and are unchanged by this Amendment.

WITNESS the signature of the undersigned as of the date first above written.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Karen D. Weatherholtz
Karen D. Weatherholtz
Senior Vice President – Human Relations